UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 11, 2009 (February 23, 2009)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA	19317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 24, 2009, Endo Pharmaceuticals Holdings Inc. (“Endo”) filed a Current Report on Form 8-K to report that, through its wholly-owned subsidiary BTB Purchaser, Inc., it had completed its initial tender offer (the Offer) for all outstanding shares of common stock, par value $0.001 per share (the Indevus Shares), of Indevus Pharmaceuticals, Inc., a Delaware corporation (Indevus). On February 23, 2009 (Acquisition Date), the Company accepted for payment in accordance with the terms of the Offer, approximately 60.3 million Indevus Shares that were validly tendered and not withdrawn prior to the expiration of the Offer, representing approximately 76% of the total outstanding Indevus Shares. Endo is filing this amendment to the February 24 Current Report to include the financial information required by Item 9.01.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

1.	Indevus’s audited consolidated financial statements as of September 30, 2008 and for each of the three years ended September 30, 2008 are attached as Exhibit 99.1 and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

Unaudited pro forma condensed financial information for the year ended December 31, 2008 is attached as Exhibit 99.2 and is incorporated herein by reference.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits.

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Audited consolidated financial statements of Indevus Pharmaceuticals, Inc. as of September 30, 2008 and for each of the three years ended September 30, 2008.

99.2	Unaudited pro forma financial information for the year ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: May 11, 2009

INDEX TO EXHIBITS

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Audited consolidated financial statements of Indevus Pharmaceuticals, Inc. as of September 30, 2008 and for each of the three years ended September 30, 2008.

99.2	Unaudited pro forma financial information for the year ended December 31, 2008.